Exhibit 4.5

                       STOCK OPTION FOR WINDSORTECH, INC.


Name of Option Recipient:   David A. Loppert
                            ----------------

         You are hereby granted an option to buy 1,100,000 Shares of WindsorTech Inc.'s Common Stock at the price of $1.10 per share commencing on or after May 7, 2004 and terminating on May 6, 2014. After May 6, 2014, all options which have not been exercised shall lapse and be null and void and may not be thereafter exercised.

         This Stock Option is subject to the continued effectiveness of the Court's Opinion and Order dated June 25, 2004 in Loppert v. WindsorTech Inc., Delaware Court of Chancery, Case No.441-N. In the event that such Opinion and Order is reversed on Appeal, this Option shall be null and void.





                                      WINDSORTECH, INC.




                                      By: _____________________________
                                         Edward L. Cummings, Vice President


Read and agreed to this
___________________, 2004

                                              ----------------------------------
                                                                COPY
                                              Sign and return this copy.
------------------------                      ----------------------------------
David A. Loppert

                       STOCK OPTION FOR WINDSORTECH, INC.


Name of Option Recipient:   David A. Loppert
                            ----------------


         You are hereby granted an option to buy 1,100,000 Shares of WindsorTech Inc.'s Common Stock at the price of $1.10 per share commencing on or after May 7, 2004 and terminating on May 6, 2014. After May 6, 2014, all options which have not been exercised shall lapse and be null and void and may not be thereafter exercised.

         This Stock Option is subject to the continued effectiveness of the Court's Opinion and Order dated June 25, 2004 in Loppert v. WindsorTech Inc., Delaware Court of Chancery, Case No.441-N. In the event that such Opinion and Order is reversed on Appeal, this Option shall be null and void.





                                      WINDSORTECH, INC.




                                      By: _____________________________
                                          Edward L. Cummings, Vice President




Read and agreed to this
___________________, 2004




-------------------------
David A. Loppert